Modification No. 5

Regarding

Amended and Restated Loan Agreement

Among

Certain Lenders,

HSBC Bank USA, National Association, As Agent

And

MOOG INC.

        This Modification No. 5 dated as of July 19, 2005 ("Modification") to the Amended and Restated Loan Agreement dated as of March 3, 2003, as modified by Modification Nos. 1, 2, 3 and 4 thereto dated as of August 6, 2003, March 5, 2004, December 17, 2004, and April 13, 2005 ("Agreement") is entered into by and among MOOG INC., a New York business corporation ("Moog Inc."), MOOG COMPONENTS GROUP INC., a New York business corporation ("Moog Components"), certain lenders which are currently parties to the Agreement ("Lenders"), and HSBC BANK USA, NATIONAL ASSOCIATION, as agent for the Lenders ("Agent").

RECITALS

        A.     Moog Inc. has advised the Agent and the Lenders that Moog Inc. is in active negotiations regarding certain acquisitions (collectively, the "Acquisitions") as follows:

                (i)     The acquisition by Moog Holding GmbH & Co. KG ("German Holding Company") from eight companies incorporated under the laws of The Netherlands (collectively, the "Dutch Sellers") of all of the issued share capital of FCS Control Systems B.V., a private company with limited liability incorporated under the laws of The Netherlands ("FCS") for a purchase price of approximately -39 Million ("FCS Acquisition") and

                (ii)     Three acquisitions from Kaydon Corporation, or an affiliate of Kaydon Corporation, for an aggregate purchase price of approximately $72.0 Million (collectively, the "Kaydon Acquisitions") as follows:

                        (a)     The acquisition by Moog Inc. from Kaydon Corporation of all of the shares of stock of Electro-Tec Corp., a corporation organized under the laws of Delaware ("Electro-Tec") for a purchase price of approximately $39.0 Million ("Electro-Tec Acquisition"). Electro-Tec will be merged into Moog Inc., and the purchase price will be funded as a Revolving Loan under the Agreement.

                        (b)     The acquisition by Moog Canada Corporation ("Moog Canada") from Kaydon Acquisition Corporation, IX, Inc. of all of the shares of stock of Focal Technologies Corporation, a corporation organized under the laws of Nova Scotia ("Focal Technologies") for a purchase price of approximately $29.0 Million ("Focal Technologies Acquisition"). Focal Technologies and Moog Canada Corporation will be amalgamated shortly thereafter, and the amalgamated entity will be a subsidiary of Moog Europe Holdings y Cía, Sociedad Commandiataria ("Moog Europe"). In connection with this acquisition, Moog Inc. will loan approximately $10.0 Million to Moog Europe and $19.0 Million to Moog Canada. Moog Europe will then make a capital contribution of approximately $10.0 Million to Moog Canada so that Moog Canada will have the aggregate approximate $29.0 million required for this acquisition.

                        (c)     The acquisition by Moog Controls Ltd. or Moog Inc. or another Subsidiary from Kaydon Limited of all of the shares of IDM Electronics Limited, a corporation organized under the laws of England and Wales ("IDM") for a purchase price of approximately $4.0 Million ("IDM Acquisition") which may be funded with the proceeds of a loan from Moog Ireland International Services Centre Ltd. ("IFSC"), or from Moog Inc.

        B.     Moog also advises that, upon consummation of the FCS Acquisition, FCS will remain a subsidiary of the German Holding Company which is wholly owned by Moog Europe. FCS itself has four wholly-owned subsidiaries, FCS Test Systems B.V., FCS Simulator Systems B.V., FCS Kelsey Ltd., and FCS COM Inc. and owns a 33-1/3% share in FCS Racing Simulation B.V. ("FCS Racing"), subject to an existing shareholders agreement which may permit the existing shareholders of FCS Racing to purchase such ownership interest upon completion of the FCS Acquisition with the proceeds thereof to be paid to the Dutch Sellers or allocated between the Dutch Sellers and the German Holding Company based on a formula set forth in the Stock Purchase Agreement. After the FCS Acquisition, the shares of the U.S. Subsidiary of FCS, FCS COM Inc., will be purchased by Moog Inc. for up to the approximate amount of $4.0 million, and then FCS COM Inc. may merge into Moog Inc.

        C.    The FCS Acquisition will be funded either entirely through a loan from the IFSC to the German Holding Company or by means of a loan from the IFSC to the German Holding Company in the U.S. dollar equivalent of approximately -34 million and a loan from Moog Inc. to the German Holding Company in the U.S. dollar equivalent of approximately -5 million.

        D.    Moog Inc. has requested that the Agent and the Lenders:

(i)	Modify the definition of "Permitted Acquisition" to permit the Acquisitions and to reduce to $25,000,000 the existing $50,000,000 Aggregate Acquisition Basket and eliminate the existing $25,000,000 Single Acquisition Basket.

(ii)	Modify the definition of "Consolidated Adjusted EBITDA" to permit certain of the adjusted historical financial results of the entities acquired in the FCS Acquisition and Kaydon Acquisitions to be included therein for the first twelve months following the date of the applicable acquisition for purposes of the Interest Coverage Ratio, the Fixed Charge Coverage Ratio, the Leverage Ratio and the calculation of Applicable Interest Margin.

(iii)	Modify (A) the definitions of "Permitted Indebtedness" and "Permitted Investment" to permit (1) the $29.0 Million in loans by Moog Inc. to Moog Europe and Moog Canada in connection with the Focal Technologies Acquisition and (2) any loans by Moog Inc. to (a) Moog

Controls Ltd. or another Subsidiary, as appropriate, in the approximate amount of $4.0 million in connection with the IDM Acquisition and (b) the German Holding Company in connection with the FCS Acquisition in the U.S. dollar equivalent of approximately -5 million if such acquisitions (described in the foregoing clauses (a) and (b)) are not otherwise funded through financing provided by the IFSC, and (B) the definition of "Permitted Investment" in connection with the purchase, for the approximate amount of $4,000,000, by Moog Inc. of the shares of FCS COM Inc. from FCS Control Systems B.V., following the FCS Acquisition.

        E.     The Agent and the Lenders are agreeable to the foregoing to the extent set forth in this Modification and subject to each of the terms and conditions stated herein.

        F.     Moog Inc. and Moog Components and each of the guarantors under the Agreement ("Guarantors") will benefit from the modifications set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders, to, or for the benefit of Moog Components and Moog Inc. and their Subsidiaries, the parties hereto agree as follows:

        1.    Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Modification shall have the same meanings specified in the Agreement.

        2.    Modifications. The Agent and the Lenders hereby modify the Agreement as follows:

                (i) Section 1.31 entitled "GHC" is deleted and replaced with the following:

"GHC" means Moog Holding GmbH & Co. KG, a partnership formed under the laws of Germany; whose limited partner with one hundred percent (100%) ownership interests is Moog Europe and whose general partner is Moog Verwaltungs GmbH.

                (ii) Section 1.57 entitled "Moog Europe" is deleted and replaced with the following:

"Moog Europe" means Moog Europe Holdings y Cía Sociedad Commanditaria, a corporation formed under the laws of Spain whose shareholders are Moog Inc., Moog Europe Holdings I LLC and Moog Europe Holdings II LLC and which entity is the successor by conversion to Moog Europe Holdings, S.L.

                (iii) Subsection (B) of Section 1.60 entitled "Permitted Acquisition" is deleted and replaced with the following:

(B) the aggregate consideration paid (whether by means of transfer of assets, by means of assumption of liabilities or otherwise, other than assumption of trade payables and accrued short-term liabilities in the ordinary course of business) by the Borrower and all Subsidiaries in connection with all acquisitions during the term of this Agreement does not exceed $25,000,000 ("Acquisition Basket") unless specifically consented to in writing by the Agent and the Required Lenders, provided however, the aggregate consideration paid, not exceeding the U.S. dollar equivalent of approximately -39 million for the FCS Acquisition as defined in Modification No. 5, and not exceeding the approximate amount of $72,000,000 for the three acquisitions defined as the Kaydon Acquisitions in Modification No. 5, shall be excluded from the Acquisition Basket, and, provided further, that such FCS Acquisition and such Kaydon Acquisitions are hereby agreed to be "Permitted Acquisitions" hereunder, and

                (iv) the existing part (ix) of Section 1.63 entitled "Permitted Indebtedness" is deleted and replaced with the following new part (ix), (x) and (xi) of Section 1.63:

(ix) acquisition Indebtedness in connection with the Focal Technologies Acquisition as defined in Modification No. 5 and consisting of up to approximately $10.0 Million (or its Euro equivalent) loaned by Moog Inc. to Moog Europe and a loan of approximately $19.0 Million (or its Canadian dollar equivalent) by Moog Inc. to Moog Canada Corporation; (x) acquisition Indebtedness in connection with the IDM Acquisition as defined in Modification No. 5 and consisting of approximately $4.0 Million (or its British Pound Sterling equivalent) which may be loaned by Moog Inc. to Moog Controls Ltd. or another Subsidiary, as appropriate, to the extent such acquisition is not otherwise funded by Moog Ireland International Services Centre Ltd. (xi) acquisition Indebtedness in connection with the FCS Acquisition as defined in Modification No. 5 and consisting of up to approximately -5.0 Million loaned by Moog Inc. to GHC to the extent such acquisition is not otherwise fully funded by Moog Ireland International Services Centre Ltd.; or (xi) any other Indebtedness, the aggregate outstanding amount of which is not more than $50,000,000 at any time.

                (v) the existing part (xi) of Section 1.64 entitled "Permitted Investment" is deleted and replaced with the following new parts (xi), (xii), (xiii) and (xiv) as follows:

(xi) in connection with the IDM Acquisition as defined in Modification No. 5, any Investment in the form of a loan of up to the approximate amount of $4,000,000 (or its British Pound Sterling equivalent) which may be made by Moog Inc. to Moog Controls Ltd. or another Subsidiary, (xii) in connection with the

FCS Acquisition as defined in Modification No. 5, any Investment in the form of a loan of up to the U.S. dollar equivalent of approximately -5,000,000 made by Moog Inc. to GHC, or consisting of the purchase of the stock of FCS COM Inc. by Moog Inc. for an approximate consideration of up to $4,000,000, (xiii) in connection with the Focal Technologies Acquisition as defined in Modification No. 5, the loan of up to approximately $19,000,000 (or its Canadian dollar equivalent) to Moog Canada Corporation by Moog Inc. and the loan of approximately $10,000,000 (or its Euro equivalent) to Moog Europe by Moog Inc., or (xiv) any other Investments not exceeding $20,000,000 during the term of this Agreement

                (vi) Section 1 entitled "Definitions" is hereby amended so that the following definition is added as Section 1.91 thereof:

"Modification No. 5" means the Modification No. 5 dated as of July 19, 2005 by and among Moog Inc., Moog Components, the Agent and Lenders amending this Agreement in connection with certain acquisitions.

                (vii) for purposes of calculating "Consolidated Adjusted EBITDA" as defined in Section 1.10 of the Agreement on a trailing four fiscal quarter basis for purposes of the financial covenants in Sections 8.4 (Interest Coverage Ratio), 8.5 (Fixed Charge Coverage Ratio) and 8.6 (Leverage Ratio) of the Agreement and the definition of Applicable Interest Margin in Section 1.4 of the Agreement, Moog Inc. may, during the twelve month period following the date of each of the Electro-Tec Acquisition, Focal Technologies Acquisition, IDM Acquisition or the FCS Acquisition, each as defined in this Modification No. 5, include in such calculation the necessary portion of the adjusted historical results of the entity or entities acquired in any such acquisition that were achieved prior to the date of the relevant acquisition for such time period as is necessary for Moog Inc. to have figures on a trailing four fiscal quarter basis from the date of computation with respect to such acquired entity.

                (viii) Section 7.19 entitled "Transactions with Affiliates and Foreign Subsidiaries" is amended to permit the loans and contributions between the Borrower or any Subsidiary and any Affiliate or Foreign Subsidiary as specified in this Modification in connection with the Focal Technologies Acquisition, the IDM Acquisition and the FCS Acquisition.

                (ix) By signing below, Moog Inc. certifies that the information set forth in Recitals A and B of this Modification No. 5 accurately reflects the changes in Control to be entered into by Moog Inc. and its Subsidiaries in connection with the Focal Technologies Acquisition and the FCS Acquisition, and based thereon, the Lenders and Agent waive any further requirement of delivery of a certificate under Section 8.13 entitled "Changes in Control" with respect to the amalgamation of Focal Technologies Corporation and Moog Canada or any merger of FCS COM Inc. into Moog Inc.

                        2.1     Limitation on Modifications. The foregoing modifications are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of either the Agent or any Lender under the Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Agreement or any Loan Document.

        3.     Conditions Precedent. The effectiveness of each and all of the modifications contained in this Modification is subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:

                        3.1     Documentation. The parties hereto shall have duly executed and delivered to the Agent fourteen (14) duplicate originals of this Modification.

                        3.2     No Default. As of the effective date of this Modification, no Default or Event of Default shall have occurred and be continuing.

                        3.3     Representations and Warranties. The representation and warranties contained in Section 4 hereof and in the Agreement shall be true correct and complete as of the effective date of this Modification as though made on such date.

                        3.4     Other. The Agent shall have received such other approvals or documents as any Lender through the Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Agent and its counsel.

        4.     Representations and Warranties of Moog Inc. hereby represents and warrants as follows:

                        4.1     Each of the representations and warranties set forth in the Agreement is true, correct, and complete on and as of the date hereof as though made on the date hereof, and the Agreement and each of the other Loan Documents remains in full force and effect.

                        4.2     As of the date hereof, there exists and will exist no Default or Event of Default under the Agreement or any other Loan Document, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.

                        4.3     The execution, delivery and performance by Moog Inc. and Moog Components of this Modification is within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not, and will not, (i) contravene Moog Inc.'s and Moog Components' certificate of incorporation or by-laws, (ii) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on Moog Components or Moog Inc. or any

Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties.

                        4.4     This Modification has been duly executed and delivered by the Borrower and by the Guarantors, and is the legal, valid and binding obligation of the Borrower and the Guarantors enforceable against the Borrower and each of the Guarantors in accordance with its terms.

                        4.5     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by the Borrower and the Guarantors of this Modification or any other agreement or document related hereto or contemplated hereby to which the Borrower or any of the Guarantors is or is to be a party or otherwise bound except for required filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, or (ii) the exercise by the Agent or any Lender of its rights under the Agreement as modified by this Modification.

        5.     Covenants.

                        5.1     Stock Purchases. Moog Inc. covenants to deliver to Agent a true, correct and complete copy of the acquisition agreements covering each of the Kaydon Acquisitions as well as the FCS Acquisition (each a "Purchase Agreement") promptly upon the execution of any such agreement, and further covenants to deliver to Agent, promptly upon Agent's request, copies of any documents and agreements related to each Purchase Agreement as Agent may reasonably request.

                        5.2     Collateral Guaranty. Moog Inc. hereby covenants and agrees to cooperate with the Agent in any manner reasonably necessary in order to promptly continue, or in the case of after-acquired property, create a first lien in favor of the Agent, on behalf of the Lenders, in all real and personal property assets acquired by Moog Inc. as a result of the Electro-Tec Acquisition as defined in Modification No. 5 and the merger of Electro-Tec into Moog Inc., including without limitation, executing and delivering to Agent, not later 45 days after the date the Electro-Tec Acquisition is closed, a satisfactory mortgage and title insurance on the real property owned by Electro-Tec at the time of the Electro-Tec Acquisition.

                                 Moog Inc. hereby also covenants and agrees to cooperate with the Agent in any manner reasonably necessary in order to deliver to the Agent any guaranty or collateral documents that may be required under Section 8.18 of the Agreement no later than 45 days after the date that the FCS Acquisition has been consummated, unless prior thereto FCS COM Inc. has merged into Moog Inc.

        6.     Acknowledgments and Reaffirmations.

                        6.1     The Borrower hereby reaffirms the Loan Documents to which it is a party and agrees that such Loan Documents remain in full force and effect.

                        6.2     By their signatures below, each of the Guarantors specifically consents to this Modification and reaffirms the continuing effectiveness of its respective guaranty and general security agreement originally executed and delivered in connection with the Agreement, and the UCC financing statements filed in connection with the Agreement, and agrees that such guaranty and general security agreement cover payment of any and all Obligations under the Agreement as modified hereby and under the notes executed and delivered in connection therewith.

        7.     Other.

                        7.1     Borrower agrees to pay all out-of-pocket expenses and fees of the Agent in connection with the negotiation, preparation and execution of this Modification including the reasonable fees and disbursements of counsel to the Agent.

                        7.2     This Modification may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

                        7.3     This Modification shall be governed by and construed under the internal laws of the State of New York, as the same may be from time to time in effect, without regard to principles of conflicts of laws.

        The parties hereto have caused this Modification to be duly executed as of the date shown at the beginning of this Modification.

[Signature Pages Follow]

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name: John G. Tierney
Title: Vice President

MANUFACTURERS AND TRADERS
TRUST COMPANY

By:
Name: Mark E. Hoffman
Title: Vice President

FLEET BANK, A BANK OF AMERICA COMPANY

By:
Name: Colleen M. O'Brien
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:
Name: Suzannah Harris
Title: Assistant Vice President

BANK OF TOKYO-MITSUBISHI
TRUST COMPANY

By:
Name: Paresh Shah
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:
Name: Doreen Casey
Title: Vice President

[Signature Page to Moog Modification No. 5]

JPMORGAN CHASE BANK, N.A.

By:
Name: Michael E. Wolfram
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA

By:
Name: Edward J. Kloecker, Jr
Title: Vice President

COMERICA BANK

By:
Name: Sarah R. West
Title: Assistant Vice President

SOCIETE GENERALE

By:
Name: R.D. Boyd Harman
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent

By:
Name: John G. Tierney
Title: Vice President

MOOG INC., as a borrower and as a guarantor

By:
Name: Robert R. Banta
Title: Executive Vice President

[Signature Page to Moog Modification No. 5]

MOOG COMPONENTS GROUP INC., as a borrower
and as a guarantor

By:
Name: Timothy P. Balkin
Title: Treasurer

MOOG FSC LTD., as a guarantor

By:
Name: Timothy P. Balkin
Title: Treasurer

MOOG PROPERTIES, INC., as a guarantor

By:
Name: Timothy P. Balkin
Title: Treasurer

MOOG INDUSTRIAL CONTROLS
CORPORATION, as a guarantor

By:
Name:Timothy P. Balkin
Title: Treasurer

[Signature Page to Moog Modification No. 5]